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                                                              EXHIBIT 6.5


                               EXCHANGE AGREEMENT


         THIS EXCHANGE AGREEMENT (this "Agreement"), made and entered into as of the 5th day of November, 1999 by and between VITAL LIVING PRODUCTS, INC., a Delaware corporation (the "Company"), and C. WILBUR PETERS ("Peters")

                                   WITNESSETH:

         WHEREAS, Peters has from time to time extended credit to the Company in the form of loans, advances, and forbearances, and has also leased equipment to the Company; and

         WHEREAS, as of June 30, 1999, the total indebtedness of the Company to Peters for money borrowed and for the accrued and unpaid amounts due under equipment leases to the Company was $5,077,779.00, and as of such date Peters agreed to forgive an aggregate amount of $2,042,244.00 of such total indebtedness in consideration of the Company's acknowledging its obligation to pay the remaining $3,035,535.00 and issuing its promissory note in such remaining principal amount dated June 30, 1999 (the "Note"); and

         WHEREAS, Peters has agreed to exchange the Note, including all interest accrued thereon, together with the items of equipment listed Schedule 1 to the Bill of Sale in the form attached hereto as Exhibit A (the "Equipment"), which Equipment the parties have agreed has a value of $93,467.00, for an aggregate of 31,290 shares of a new series of the Company's Class B Preferred Stock, designated as Series B, Class B Preferred Stock (the "Series B Shares"), which Series B Shares shall have the terms set forth in a Certificate of Designation in substantially the form of Exhibit B hereto, with only such changes to which Peters and the Company may mutually agree (the "Certificate of Designation");

         NOW, THEREFORE, the parties hereto do hereby agree as follows:

1. EXCHANGE OF INDEBTEDNESS AND EQUIPMENT FOR SERIES B SHARES. At the Closing (hereinafter defined), (a) the Company shall issue to Peters 31,290 of the Series B Shares in exchange for the Note and the Equipment, and (b) Peters shall surrender the Note to the Company for cancellation and convey the Equipment to the Company in exchange for the issuance to Peters of such 31,290 Series B Shares. To effect such exchange, the Company shall deliver to Peters a certificate or certificates for the 31,290 Series B Shares and Peters shall execute and deliver the Bill of Sale in the form of Exhibit A hereto (the "Bill of Sale") and possession and control of the Equipment to the Company and shall surrender the Note to the Company for cancellation.

2. CLOSING. The consummation of the exchange described in Section 1 above (the "Closing") shall occur at the Company's principal offices at 10:00 a.m., local time, on November 5, 1999, or at such other time and place as the parties may mutually agree. The obligations of

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     the respective parties to complete such exchange are conditioned upon (a)
     the accuracy, as of the time of the Closing, of the other party's representations and warranties, (b) the performance in all material respects by the other party of such other party's obligations hereunder to be performed at or prior to the Closing, (c) the approval of this Agreement and the Certificate of Designation by the Company's Board of Directors, (d) the filing of the Certificate of Designation with the Delaware Secretary of State, (e) there not having occurred any loss of or damage to the Equipment that materially effects its value (other than loss or damage for which the Company is responsible), and (f) the absence of any litigation or other judicial, administrative, regulatory or other proceedings seeking to enjoin such exchange or seeking damages from either party or, in the case of the Company, its directors or officers, in connection therewith. If the Closing does not occur on or before December 1, 1999 because the necessary conditions have not been met, then either party may terminate this Agreement unless the reason such conditions have not been met is a breach by such party of such party's representations, warranties or obligations under this Agreement.

3. REPRESENTATIONS OF THE COMPANY. The Company represents and warrants to Peters that the Series B Shares, when issued at the Closing, will be duly and validly authorized and issued, fully paid and nonassessable, will have the terms set forth in the Certificate of Designation, and will be issued free and clear of any and all liens, encumbrances and adverse claims, other than restrictions on transfer imposed by applicable securities laws.

4. REPRESENTATIONS OF PETERS. Peters represents and warrants to the Company that: (a) good and valid title to the Equipment will be conveyed to the Company at the Closing, free and clear of any and all liens, encumbrances and adverse claims; (b) he is the current holder of the Note, and the surrender of the Note to the Company for cancellation at the Closing shall extinguish the Company's obligations under the Note; and (c) he is familiar with the business and affairs and condition, financial and otherwise of the Company, is acquiring the Series B Shares (and any shares of the Company's Common Stock into which such Series B Shares are convertible) for purposes of investment, and understands that such shares have not been registered under the federal Securities Act of 1933 or any state securities laws, that the transferability thereof is restricted and such shares may be required to be held by him indefinitely, and hereby agrees that the certificates for such shares may bear an appropriate legend to such effect, restricting the transfer thereof in the absence of registration under such laws or the availability of an applicable exemption therefrom, as proven to the reasonable satisfaction of the Company.

5. REASONABLE EFFORTS AND FURTHER ASSURANCES. Each of the parties shall use commercially reasonable efforts to cause all of the conditions to the Closing to be met as soon as practicable, to the extent within such party's control, and shall provide to the other party, at such other party's reasonable request, such further instruments, proofs, evidence and other assurances as such other party may reasonably request in order to effect or evidence the exchange described herein.


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         IN WITNESS WHEREOF, the Company and Peters have duly executed this
Agreement, effective as of the day and year first above written.

                                             VITAL LIVING PRODUCTS, INC.


                                             By:      /s/ Donald R. Podrebarac

                                             Title:   President




                                               /s/ C. Wilbur Peters
                                             C. Wilbur Peters


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                                                                   EXHIBIT A

                                  BILL OF SALE

         FOR VALUE RECEIVED, C. WILBUR PETERS ("Seller") hereby bargains, sells, conveys, transfers, sets over and assigns unto VITAL LIVING PRODUCTS, INC. ("Purchaser") all of the items of machinery and equipment described on Schedule 1 hereto (the "Equipment").

         Seller represents and warrants to Purchaser that Seller has good and valid title to the Equipment and full power and authority to sell the Equipment to Purchaser hereby, and that Seller is hereby transferring to Purchaser good and valid title to the Equipment free and clear of any and all liens and encumbrances. Except as stated in the preceding sentence, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE EQUIPMENT, EXPRESS OR IMPLIED, AND SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR OTHERWISE. The Equipment is sold "AS IS, WHERE IS."

         Made and delivered in the State of North Carolina, this 5th day of November, 1999.




                                          /s/ C. Wilbur Peters    [SEAL]
                                          C. Wilbur Peters



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                                   SCHEDULE 1

                            Description of Equipment


1.       All Water Vending and All Mount Units

2.       All Puritron Water Treatment Units

3.       All Water Cooler Units

4.       Four (4) 1995 Chevrolet Vans Model CG 113



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                                                                     EXHIBIT B


                           VITAL LIVING PRODUCTS, INC.

                           CERTIFICATE OF DESIGNATION
                      OF SERIES B, CLASS B PREFERRED STOCK
                 SETTING FORTH THE POWERS, PREFERENCES, RIGHTS,
                  QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS
                    OF SUCH SERIES OF CLASS B PREFERRED STOCK

         VITAL LIVING PRODUCTS, INC., a Delaware corporation (this "Corporation"), hereby certifies that pursuant to the authority contained in
Article 4 of its Certificate of Incorporation and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, (a) this Corporation has the authority to issue 1,000,000 shares of Class B Preferred Stock, (b) the Board of Directors of this Corporation has the authority to issue any or all of said shares in one or more series and by resolution provide for the designation of each series to be issued pursuant to the foregoing authority and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and other qualifications, limitations and restrictions thereof, and (c) the Board of Directors has adopted the following resolution creating a series of its Class B Preferred Stock to be designated Series B, Class B Preferred Stock:

         RESOLVED, that a series of the authorized Class B Preferred Stock of this Corporation be and hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and other qualifications, limitations and restrictions thereof are as follows:

SECTION 1.  DESIGNATION AND AMOUNT; PAR VALUE

         The shares of such series shall be designated as Series B, Class B Preferred Stock (the "Series B Shares") and the number of shares constituting such series shall be 31,290. The par value of each share of such series shall be $.01.

SECTION 2.  DIVIDENDS

         This Corporation shall be authorized to pay dividends to the holders of the Series B Shares, from any lawful source therefor, when, as and if declared by the Board of Directors, in preference (as herein provided) to the payment of dividends on the common stock of this Corporation (the "Common Stock") and the Class A preferred stock of this Corporation (the "Class A Preferred Stock") (which has no dividend rights except as to liquidating distributions) and any other shares of any other class or series of preferred stock of this Corporation hereafter created which is by its terms expressly made junior and subordinate to the Series B Shares as to the payment of dividends (referred to in this Section 2 as "Other Junior Preferred Stock"), but junior and subordinate to the payment of preferential dividends to the holders of Series A, Class B Preferred Stock (the "Series A Shares"), or any other shares of any other class or series of

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preferred stock of this Corporation hereafter created which is not by its terms expressly made junior and subordinate to the Series B Shares as to the payment of dividends (referred to in this Section 2 as "Other Senior Preferred Stock"). The amount of such dividends paid on the Series B Shares in any one calendar year shall not be greater than $12.00 per share, and such dividends shall not be cumulative so that accrued and unpaid dividends on the Series B Shares for any calendar year shall not be payable in a subsequent calendar year. No dividends may be paid an the Series B Shares unless and until all accrued and unpaid dividends on the Series A Shares and any Other Senior Preferred Stock to which the holders thereof shall be entitled shall have been paid in full. No dividends may be paid on the Common Stock or any Other Junior Preferred Stock in any calendar year unless and until dividends on the Series B Shares in the amount of $12.00 per share shall have first been paid during such calendar year.

SECTION 3.  LIQUIDATION RIGHTS

         As to liquidation rights, the Series B Shares shall rank senior, as herein provided, to the Common Stock and the Class A Preferred Stock and to any other shares of any other class or series of preferred stock of this Corporation hereafter created which is by its terms expressly made junior and subordinate to the Series B Shares as to liquidation rights (referred to in this Section 3 as "Other Junior Preferred Stock"), and shall rank junior and subordinate, as herein provided, to the Series A Shares and to any other shares of any other class or series of preferred stock of this Corporation hereafter created which is not by its terms expressly made junior and subordinate to the Series B Shares as to the liquidation rights (referred to in this Section 3 as "Other Senior Preferred Stock"). In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of this Corporation, before any payment or distribution shall be made to the holders of any shares of the Common Stock, the Class A Preferred Stock or any Other Junior Preferred Stock, but after all payments and distributions required to be made to the holders of the Series A Shares and any Other Senior Preferred Stock in accordance with their respective liquidation rights, the holders of the Series B Shares shall be entitled to receive an amount equal to $10.00 per share. After the payment or the setting apart for payment of amounts so payable to the holders of the Series B Shares, the remaining assets of this corporation shall be available for distribution to the holders of shares of the Common Stock, the Class A Preferred Stock and any Other Junior Preferred Stock in accordance with their respective liquidation preferences. If the assets or surplus funds to be distributed to the holders of the Series B Shares are insufficient to permit the payment to such holders of the full amounts to which they are entitled, the assets and surplus funds available for such distribution shall be distributed pro-rata to the holders of the Series B Shares.

SECTION 4.  VOTING RIGHTS

         The holders of Series B Shares shall not be entitled to vote, except to the extent otherwise required by the Delaware General Corporation Law.

SECTION 5.  REDEMPTION

         (a) This Corporation may at any time and from time to time redeem all or a portion of the outstanding Series B Shares at the redemption price of $100.00 per share (the "Redemption

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Price"), provided that this Corporation has paid all of the declared dividends corresponding to the Shares being redeemed (the "Redemption Shares"). This Corporation shall provide notice of any redemption pursuant to Section 5 hereof specifying the date (the "Redemption Date") and the place of redemption, by first class or registered mail, postage prepaid, to each holder of Series B Shares at the address for such holder last shown on the records of this Corporation, not more than 60 nor less than 5 days before the applicable Redemption Date. The notice shall specify the number of shares that are to be redeemed. Upon mailing of any such notice of redemption, this Corporation shall become obligated an the applicable Redemption Date to carry out the redemption specified in such notice. If less than all of the Series B Shares are to be redeemed, such redemption shall be made from the respective holders thereof on a pro rata basis, and the Board of Directors may fix a record date for purposes of determining such proration and the particular shares to be redeemed. If less than all of the Series B Shares represented by any certificate are redeemed in any redemption, this corporation shall, at its own expense and upon the surrender of such certificate, issue to the holder thereof a new certificate representing such holder's unredeemed shares.

         (b) No Series B Shares designated for redemption pursuant to any notice of redemption shall be entitled to any dividends declared after the applicable Redemption Date. All rights of the holders of Redemption Shares as stockholders of this Corporation by reason of the ownership of Redemption Shares shall cease as of the date on which written notice of redemption has been sent to holders thereof and a sum sufficient to redeem the Redemption Shares has been irrevocably deposited or set aside to pay the Redemption Price to the holders of the Redemption Shares upon surrender of the certificate therefor, except the night to receive the Redemption Price of such shares upon presentation and surrender of the certificate representing such shares. No Redemption Shares shall be deemed to be outstanding after the Redemption Date.

SECTION 6.  CONVERSION

         (a) Holders of Series B Shares are entitled to convert such shares commencing one year from the issuance thereof into shares of Common Stock at the rate of 50 shares of Common Stock for each Series B Share so converted (the "Conversion Rate"), such Conversion Rate to be subject to adjustment as follows:

                  (1) Stock Dividends, Subdivisions, Combinations. If this Corporation shall at any time (i) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Common Stock; (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock; or (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Rate shall be adjusted so that each Series B Share issued and outstanding on the date thereof shall thereafter be convertible into the number of shares of Common Stock which the holder of such Series B Shares would have been entitled to receive after the happening of such event had

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                  such Series B Shares been so converted immediately prior to the happening of such event. An adjustment made pursuant to this Subparagraph 6(a)(1) shall become effective retroactively to the record date in the case of a dividend and shall become effective on the effective date in the case of a subdivision or combination.

                  (2) Reorganization or Reclassification. In case of any capital reorganization or any reclassification of the capital stock of this Corporation, each Series B Share issued and outstanding on the date thereof shall thereafter be convertible into the number of shares of stock or other securities or property that would have been receivable with respect to the shares of Common Stock into which the Series B Shares were convertible immediately prior to such capital reorganization or reclassification of capital stock; and, in any case, appropriate adjustment (as reasonably determined in good faith by the Board of Directors) shall be made in application of the provisions herein set forth with respect to the rights and interests there after of the holders of the Series B Shares to the end that the provisions set forth herein (including any adjustments of the Conversion Rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or other property thereafter deliverable upon the conversion of the Series B Shares.

         (b) If any holder of outstanding Series B Shares shall elect to convert any Series B Shares as described in Section 6(a), such holder shall notify this Corporation in writing, which writing (the "Conversion Notice") shall be duly signed by or on behalf of such holder, shall specify the number of Series B Shares being so converted, shall be accompanied by the certificate or certificates for the Series B Shares being so converted, and such conversion shall be effective upon receipt by this Corporation of such Conversion Notice and certificate or certificates. As soon as practicable after such conversion, this Corporation shall issue or cause to be issued, at its own expense, a certificate or certificates representing the shares of Common Stock issuable upon the conversion, and, if less than all the shares represented by any tendered certificates are converted, shall issue a new certificate representing the unconverted Series B Shares.



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         IN WITNESS WHEREOF, VITAL LIVING PRODUCTS, INC., has caused this
Certificate of Designation to be executed by its President and attested to by its Secretary this 5th day of November, 1999.

                                               VITAL LIVING PRODUCTS, INC.



                                               /s/ Donald R. Podrebarac
                                               Donald R. Podrebarac, President

ATTEST:


/s/ Larry C. Pratt
Larry C. Pratt, Secretary


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